EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
YEAR AND FOURTH QUARTER ENDED DECEMBER 31, 2005

Natick, MA (February 7, 2006) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the year and fourth quarter ended December 31, 2005.

2005 HIGHLIGHTS

o	Net sales of $6.283 billion, as compared to $5.624 billion in 2004, an increase of 12 percent.
o	Worldwide coronary stent system sales of $2.69 billion, as compared to $2.35 billion in 2004, an increase of 14 percent.
o	International launch of TAXUS® Liberté™, our next-generation paclitaxel-eluting stent system.
o	Worldwide Endosurgery Group sales of $1.228 billion, compared to $1.088 billion in 2004, an increase of 13 percent.
o	Worldwide Neuromodulation Group sales of $148 million in its first full year with Boston Scientific.
o
Net income, excluding net special charges, of $1.522 billion, or $1.82 per share, as compared to $1.394 billion, or $1.63 per share for 2004, an increase per share of 12 percent. Reported net income, including net special charges, of $628 million, or $0.75 per share, as compared to $1.062 billion, or $1.24 per share for 2004.

YEAR-END 2005

Net sales for 2005 were $6.283 billion as compared to $5.624 billion in 2004, an increase of 12 percent. Worldwide coronary stent system sales for 2005 were $2.69 billion as compared to $2.35 billion in 2004, an increase of 14 percent. Worldwide sales of TAXUS® paclitaxel-eluting coronary stent systems for 2005 were $2.56 billion as compared to $2.14 billion in 2004. U.S. sales of TAXUS stent systems for 2005 were $1.76 billion as compared to $1.57 billion in 2004.

Reported net income for 2005, including net special charges, was $628 million, or $0.75 per diluted share, as compared to net income of $1.062 billion, or $1.24 per diluted share, for 2004. Reported results for 2005 included charges (after-tax) of $894 million, or $1.07 per share, which primarily related to: a litigation settlement with Medinol; purchased research and development; expenses related

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February 7, 2006

to certain retirement benefits; and costs that resulted from certain business optimization initiatives. Reported results for 2004 included charges (after-tax) of $332 million, or $0.39 per share, which primarily related to: costs for a civil settlement; a one-time enhancement to the 401(k) Plan; purchased research and development; a non-cash stock option modification charge; and a charge related to taxes on the approximately $1 billion that the Company repatriated in 2005 under the American Jobs Creation Act. Net income for 2005, excluding net special charges, was $1.522 billion, or $1.82 per share, as compared to $1.394 billion, or $1.63 per share, for 2004, an increase per share of 12 percent.

“We are very pleased that the Company experienced double-digit growth on a global basis during 2005,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific. “In our first full year of TAXUS sales, we continued to be the worldwide leader in drug-eluting stents in the markets we serve. During the second half of the year we launched our next-generation paclitaxel-eluting stent system, TAXUS Liberté, and saw our drug-eluting stent market share settle into a sustainable leadership position. I would like to congratulate the entire Boston Scientific team for another year of considerable achievement.”

FOURTH QUARTER 2005

Net sales for the fourth quarter of 2005 were $1.54 billion as compared to $1.60 billion for the fourth quarter of 2004. Worldwide coronary stent system sales for the fourth quarter were $640 million as compared to $730 million for the fourth quarter of 2004. Worldwide sales of TAXUS stent systems were $606 million for the fourth quarter of 2005 as compared to $691 million for the fourth quarter of 2004. U.S. sales of TAXUS coronary stent systems were $398 million for the fourth quarter of 2005 as compared to $503 million for the fourth quarter of 2004.

Net income for the fourth quarter of 2005, including net special charges, was $334 million, or $0.40 per diluted share, as compared to net income of $297 million, or $0.35 per diluted share, for the fourth quarter of 2004. Reported results for the fourth quarter of 2005 included charges (after-tax) of $6 million, or $0.01 per share, which primarily consisted of employee-related costs that resulted from certain business optimization initiatives that commenced in the third quarter of 2005. Reported results for the fourth quarter of 2004 included charges (after-tax) of $122 million, or $0.14 per share, which primarily consisted of a $60 million non-cash charge resulting from certain stock option modifications and a $61 million charge related to taxes on the approximately $1 billion that the Company repatriated in 2005 under the American Jobs Creation Act. Net income for the fourth quarter of 2005, excluding net special charges, was $340 million, or $0.41 per share, as compared to $419 million, or $0.49 per share, for the fourth quarter of 2004.

The company plans to announce financial guidance for 2006 after the completion of its planned merger with Guidant.

Boston Scientific officials will be discussing these and other issues with analysts on a conference call at 9:00 a.m. (ET) Tuesday, February 7, 2006. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

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Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

The Company discloses non-GAAP or pro forma measures that exclude certain charges. These supplemental measures exclude the impact of certain charges such as litigation settlement costs and purchased in-process research and development that are highly variable and difficult to predict. Management uses these supplemental measures to evaluate performance period over period, to analyze the underlying trends in the Company's business and to establish operational goals and forecasts that are used in allocating resources. Since management finds these measures to be useful, the Company believes that its investors benefit from seeing the Company's results through the eyes of management in addition to seeing its GAAP results.

The Company recognizes that items such as litigation settlements can have a material impact on the Company's cash flows and net income. Although the Company believes it is useful for investors to see its core performance free of certain charges, investors should understand that the excluded items are actual expenses that impact the cash available to the Company for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that the Company's non-GAAP information may be different from the non-GAAP information provided by other companies.

Forward−Looking Statements

This press release contains “forward-looking statements,” including, among other statements, statements regarding the proposed business combination between Boston Scientific Corporation and Guidant Corporation, and the anticipated consequences and benefits of such transaction. Statements made in the future tense, and words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will”, “may” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Boston Scientific or Guidant. Relevant risks and uncertainties include those referenced in Boston Scientific’s and Guidant’s filings with the Securities and Exchange Commission (“SEC”) (which can be obtained as described in “Additional Information” below), and include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. Risks and uncertainties relating to the proposed transaction include: required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of Guidant’s

Boston Scientific Corporation/Page 4
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operations with Boston Scientific will be materially delayed or will be more costly or difficult than expected. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Neither Boston Scientific nor Guidant assumes any obligation to update any forward-looking statements as a result of new information or future events or developments.

Additional Information

This material is not a substitute for the prospectus/proxy statement and any other documents Boston Scientific and Guidant intend to file with the SEC. Investors and security holders are urged to read such prospectus/proxy statement and any other such documents, when available, which will contain important information about the proposed transaction. The prospectus/proxy statement will be, and other documents filed or to be filed by Boston Scientific and Guidant with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) or from Boston Scientific by directing a request to Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: Milan Kofol, Investor Relations, or from Guidant by directing a request to Guidant Corporation, 111 Monument Circle, 29th Floor, Indianapolis, Indiana 46204, Attention: Investor Relations.

Neither Boston Scientific nor Guidant is currently engaged in a solicitation of proxies from the security holders of Boston Scientific or Guidant in connection with Boston Scientific’s proposed acquisition of Guidant. If a proxy solicitation commences, Boston Scientific, Guidant and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation. Information about Boston Scientific’s directors and executive officers is available in Boston Scientific’s proxy statement, dated April 4, 2005, for its 2005 annual meeting of stockholders, and information about Guidant’s directors and executive officers is available in Guidant’s most recent filing on Form 10-K. Additional information about the interests of potential participants will be included in the prospectus/proxy statement when it becomes available.

CONTACT:	Milan Kofol
508-650-8569
Investor Relations
Boston Scientific Corporation

Paul Donovan
508-650-8541
Media Relations
Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
GAAP RESULTS OF OPERATIONS (FULL YEAR)
(Unaudited)
	Year Ended
	December 31,
In millions, except per share data	2005	2004

Net sales	$6,283	$5,624
Cost of products sold	1,386	1,292
Gross profit	4,897	4,332

Selling, general and administrative expenses	1,814	1,742
Research and development expenses	680	569
Royalty expense	227	195
Amortization expense	152	112
Litigation-related charges	780	75
Purchased research and development	276	65
	3,929	2,758
Operating income	968	1,574

Other income/(expense):
Interest expense	(90)	(64)
Other, net	13	(16)

Income before income taxes	891	1,494
Income taxes	263	432

Net income	$628	$1,062

Net income per common share - assuming dilution	$0.75	$1.24

Weighted average shares outstanding - assuming dilution	837.6	857.7

NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATION
(Unaudited)

	Year Ended		Year Ended
	December 31, 2005		December 31, 2004
In millions, except per share data	Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$628	$0.75	$1,062	$1.24
Non-GAAP adjustments (pre-tax):
Costs of certain business optimization initiatives (1)	39	0.05
Enhancement of certain retirement benefits (2)	17	0.02	110	0.13
Certain stock option modifications (2)			90	0.10
Purchased research and development	276	0.33	65	0.08
Litigation-related charges	780	0.93	75	0.09
Charges/(credits) related to the American Jobs Creation Act (3)	(6)	(0.01)	61	0.07
Tax impact of non-GAAP adjustments	(212)	(0.25)	(69)	(0.08)
Adjusted results	$1,522	$1.82	$1,394	$1.63
(1)	Recorded $21 million to selling, general and administrative expenses, $10 million to amortization expense, $7 million to research and development expenses, and $1 million to cost of products sold
(2)	Recorded to selling, general and administrative expenses
(3)	Recorded to income taxes

The Company provides adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding its operational performance and its prospects for the future. These supplemental measures exclude the impact of certain charges such as litigation settlement costs and purchased in-process research and development that are highly variable and difficult to predict. Management uses these supplemental measures to evaluate performance period over period, to analyze the underlying trends in the Company's business and to establish operational goals and forecasts that are used in allocating resources. Since management finds these measures to be useful, the Company believes that its investors benefit from seeing the Company's results “through the eyes” of management in addition to seeing its GAAP results.

The Company recognizes that items such as litigation settlements can have a material impact on the Company's cash flows and net income. Although the Company believes it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to the Company for other uses. To gain a complete picture of all effects on the Company’s net income and net income per share from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are therefore reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that the Company's non-GAAP information may be different from the non-GAAP information provided by other companies.

BOSTON SCIENTIFIC CORPORATION
GAAP RESULTS OF OPERATIONS (FOURTH QUARTER)
(Unaudited)

	Three Months Ended
	December 31,
In millions, except per share data	2005	2004

Net sales	$1,540	$1,600
Cost of products sold	342	328
Gross profit	1,198	1,272

Selling, general and administrative expenses	468	515
Research and development expenses	174	158
Royalty expense	53	64
Amortization expense	38	30
Purchased research and development		1
	733	768
Operating income	465	504

Other income/(expense):
Interest expense	(32)	(20)
Other, net	5	(25)

Income before income taxes	438	459
Income taxes	104	162

Net income	$334	$297

Net income per common share - assuming dilution	$0.40	$0.35

Weighted average shares outstanding - assuming dilution	829.6	854.6

NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATION
(Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2005		December 31, 2004
In millions, except per share data	Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$334	$0.40	$297	$0.35
Non-GAAP adjustments (pre-tax):
Costs of certain business optimization initiatives (4)	11	0.01
Certain stock option modifications (5)			90	0.11
Purchased research and development			1
Charges related to the American Jobs Creation Act (6)			61	0.07
Tax impact of non-GAAP adjustments	(5)		(30)	(0.04)
Adjusted results	$340	$0.41	$419	$0.49

(4)	Recorded $10 million to selling, general and administrative expenses, and $1 million to cost of products sold
(5)	Recorded to selling, general and administrative expenses
(6)	Recorded to income taxes

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
In millions	2005	2004

Assets
Current assets:
Cash, cash equivalents and short-term investments	$848	$1,640
Trade accounts receivable, net	932	900
Inventories	418	360
Other current assets	433	389
Total current assets	2,631	3,289

Property, plant and equipment, net	1,011	870
Intangible assets, net	3,735	3,340
Investments	594	529
Other assets	225	142
	$8,196	$8,170

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings due within one year	$156	$1,228
Accounts payable and accrued expenses	1,229	1,010
Other current liabilities	94	367
Total current liabilities	1,479	2,605

Long-term debt	1,864	1,139
Other long-term liabilities	571	401

Stockholders’ equity	4,282	4,025
	$8,196	$8,170

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
REGIONAL SUMMARY
(Unaudited)

	Year Ended
	December 31,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

DOMESTIC	$3,852	$3,502	10%	10%

EUROPE	1,161	994	17%	17%
JAPAN	579	613	(6%)	(4%)
INTER-CONTINENTAL	691	515	34%	28%
INTERNATIONAL	2,431	2,122	15%	13%

WORLDWIDE	$6,283	$5,624	12%	11%

	Three Months Ended
	December 31,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

DOMESTIC	$928	$1,003	(7%)	(7%)

EUROPE	290	287	1%	10%
JAPAN	139	157	(11%)	(2%)
INTER-CONTINENTAL	183	153	20%	16%
INTERNATIONAL	612	597	3%	8%

WORLDWIDE	$1,540	$1,600	(4%)	(2%)

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
DIVISIONAL SUMMARY
(Unaudited)

	Year Ended
	December 31,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

Cardiovascular	$4,498	$4,107	10%	9%
Electrophysiology	132	130	2%	2%
Neurovascular	277	253	9%	9%
CARDIOVASCULAR	4,907	4,490	9%	9%

Oncology	207	186	11%	11%
Endoscopy	697	641	9%	9%
Urology	324	261	24%	24%
ENDOSURGERY	1,228	1,088	13%	13%

Neuromodulation	148	46	222%	222%

WORLDWIDE	$6,283	$5,624	12%	11%

	Three Months Ended
	December 31,		Change
			As Reported	Constant
In millions	2005	2004	Currency Basis	Currency Basis

Cardiovascular	$1,070	$1,185	(10%)	(8%)
Electrophysiology	35	35	0%	5%
Neurovascular	71	67	6%	9%
CARDIOVASCULAR	1,176	1,287	(9%)	(7%)

Oncology	53	49	8%	11%
Endoscopy	178	167	7%	10%
Urology	86	72	19%	21%
ENDOSURGERY	317	288	10%	13%

Neuromodulation	47	25	88%	90%

WORLDWIDE	$1,540	$1,600	(4%)	(2%)

BOSTON SCIENTIFIC CORPORATION
DOMESTIC SALES
DIVISIONAL SUMMARY
(Unaudited)

	Year Ended
	December 31,		Change
			As Reported
In millions	2005	2004	Currency Basis

Cardiovascular	$2,791	$2,619	7%
Electrophysiology	95	90	6%
Neurovascular	96	81	19%
CARDIOVASCULAR	2,982	2,790	7%

Oncology	127	112	13%
Endoscopy	378	361	5%
Urology	253	202	25%
ENDOSURGERY	758	675	12%

Neuromodulation	112	37	203%

DOMESTIC	$3,852	$3,502	10%

	Three Months Ended
	December 31,		Change
			As Reported
In millions	2005	2004	Currency Basis

Cardiovascular	$640	$762	(16%)
Electrophysiology	27	24	13%
Neurovascular	26	21	24%
CARDIOVASCULAR	693	807	(14%)

Oncology	33	30	10%
Endoscopy	98	91	8%
Urology	67	55	22%
ENDOSURGERY	198	176	13%

Neuromodulation	37	20	85%

DOMESTIC	$928	$1,003	(7%)